                                                                   Exhibit 4(c)

                                                                     [CONFORMED]
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                      THE CLEVELAND ELECTRIC ILLUMINATING

                                    COMPANY

                                       TO

                            THE CHASE MANHATTAN BANK
                             (NATIONAL ASSOCIATION)

                  (successor to Morgan Guaranty Trust Company
                                  of New York,
                  formerly Guaranty Trust Company of New York)

                                As Trustee under
                 The Cleveland Electric Illuminating Company's
                          Mortgage and Deed of Trust,
                               Dated July 1, 1940

                               ------------------

                      SEVENTY-FIRST SUPPLEMENTAL INDENTURE

                               DATED JUNE 1, 1995

                   First Mortgage Bonds, Collateral Series A

                   First Mortgage Bonds, Collateral Series B

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

                  THE CLEVELAND ELECTRIC ILLUMINATING COMPANY

                      Seventy-First Supplemental Indenture

                               Dated June 1, 1995

                               TABLE OF CONTENTS*

                                                                   PAGE
                                                                ----------
PARTIES.........................................................      1
RECITALS:
  Indenture and Supplemental Indentures.........................      1
  First Mortgage Bonds outstanding..............................      1
  Authorization by Indenture of issue of additional Bonds.......      1
  Bonds of Collateral Series A..................................      2
  Bonds of Collateral Series B..................................      2
  Purpose of Seventy-First Supplemental Indenture...............      3
  Authorization of Seventy-First Supplemental Indenture.........      3
  Compliance with conditions to making of Seventy-First
     Supplemental Indenture.....................................      3
ARTICLE I -- CONFIRMATION OF 1940 MORTGAGE AND
  SUPPLEMENTAL INDENTURES.......................................      3
ARTICLE II -- CREATION, PROVISIONS, REDEMPTION, PRINCIPAL
  AMOUNT AND FORM OF BONDS OF COLLATERAL SERIES A...............      4
     Section 1 -- Creation and designation of Bonds of
       Collateral Series A and compliance with Indenture........      4
     Section 2 -- Date of Bonds of Collateral Series A, maturity
       date, interest rate, accrual date and payment dates......      4
     Section 3 -- Place of Payment..............................      5
     Section 4 -- Denomination of Bonds of Collateral Series
       A........................................................      5
     Section 5 -- Transfer of Bonds of Collateral Series A......      5
     Section 6 -- Registration..................................      5
     Section 7 -- Payments under Revolving Credit Agreement.....      5
     Section 8 -- Redemption of Bonds of Collateral Series A....      6

---------------

*The Table of Contents, the page headings and the recording data are not part of the Seventy-First Supplemental Indenture as executed.

                                                                   PAGE
                                                                ----------
     Section 9 -- Redemption of Bonds of Collateral Series A in
       an "Event of Default" under the Revolving Credit
       Agreement................................................      6
     Section 10 -- Form of Fully Registered Bond of Collateral
       Series A.................................................      6
                    Form of Trustee's Certificate of
                    Authentication..............................     11
ARTICLE III -- CREATION, PROVISIONS, REDEMPTION, PRINCIPAL
  AMOUNT AND FORM OF BONDS OF COLLATERAL SERIES B...............     11
     Section 1 -- Creation and designation of Bonds of
       Collateral Series B and compliance with Indenture........     11
     Section 2 -- Date of Bonds of Collateral Series B, maturity
       date, interest rate, accrual date and payment dates......     11
     Section 3 -- Place of Payment..............................     12
     Section 4 -- Denomination of Bonds of Collateral Series
       B........................................................     12
     Section 5 -- Transfer of Bonds of Collateral Series B......     12
     Section 6 -- Registration..................................     13
     Section 7 -- Payments under Reimbursement Agreement........     13
     Section 8 -- Redemption of Bonds of Collateral Series B....     13
     Section 9 -- Redemption of Bonds of Collateral Series B in
       "Reimbursement Event of Default" under the Reimbursement
       Agreement................................................     13
     Section 10 -- Form of Fully Registered Bond of Collateral
       Series B.................................................     14
                    Form of Trustee's Certificate of
                    Authentication..............................     18
ARTICLE IV -- THE TRUSTEE.......................................     19
     Section 1 -- Acceptance by Trustee.........................     19
     Section 2 -- Responsibility of Trustee.....................     19
     Section 3 -- Reliance by Trustee upon certain demands,
       certificates and opinions................................     19
ARTICLE V -- MISCELLANEOUS PROVISIONS...........................     19

                                                                   PAGE
                                                                ----------
EXECUTION.......................................................     19
COMPANY'S ACKNOWLEDGMENT........................................    S-3
TRUSTEE'S ACKNOWLEDGMENT........................................    S-4
RECORDING AND FILING DATA.......................................    R-1

     SEVENTY-FIRST SUPPLEMENTAL INDENTURE, dated June 1, 1995, made by and between THE CLEVELAND ELECTRIC ILLUMINATING COMPANY, a corporation organized and existing under the laws of the State of Ohio (the "Company"), and THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION) (successor to MORGAN GUARANTY TRUST COMPANY OF NEW YORK), a national banking association existing under the laws of the United States of America, with its head office at 1 Chase Manhattan Plaza, the City of New York (the "Trustee"), as Trustee under the Mortgage and Deed of Trust dated July 1, 1940, hereinafter mentioned:

                                    RECITALS

     In order to secure First Mortgage Bonds of the Company ("Bonds"), the Company has heretofore executed and delivered to the Trustee the Mortgage and Deed of Trust dated July 1, 1940 (the "1940 Mortgage") and seventy Supplemental Indentures thereto dated, respectively, July 1, 1940, August 18, 1944, December 1, 1947, September 1, 1950, June 1, 1951, May 1, 1954, March 1, 1958, April 1,
1959, December 20, 1967, January 15, 1969, November 1, 1969, June 1, 1970,
November 15, 1970, May 1, 1974, April 15, 1975, April 16, 1975, May 28, 1975,
February 1, 1976, November 23, 1976, July 26, 1977, September 27, 1977, May 1,
1978, September 1, 1979, April 1, 1980, April 15, 1980, May 28, 1980, June 9,
1980, December 1, 1980, July 28, 1981, August 1, 1981, March 1, 1982, July 15,
1982, September 1, 1982, November 1, 1982, November 15, 1982, May 24, 1983, May
1, 1984, May 23, 1984, June 27, 1984, September 4, 1984, November 14, 1984,
November 15, 1984, April 15, 1985, May 28, 1985, August 1, 1985, September 1,
1985, November 1, 1985, April 15, 1986, May 14, 1986, May 15, 1986, February 25,
1987, October 15, 1987, February 24, 1988, September 15, 1988, May 15, 1989,
June 13, 1989, October 15, 1989, January 1, 1990, June 1, 1990, August 1, 1990,
May 1, 1991, May 1, 1992, July 31, 1992, January 1, 1993, February 1, 1993, May
20, 1993, June 1, 1993, September 15, 1994, May 1, 1995 and May 2, 1995; and

     The 1940 Mortgage, as supplemented and modified by said Supplemental Indentures and by this Seventy-First Supplemental Indenture, will be hereinafter collectively referred to as the "Indenture" and this Seventy-first Supplemental Indenture will be hereinafter referred to as "this Supplemental Indenture"; and

     Pursuant to the provisions of the Indenture, the Company has issued 112 series of Bonds in the aggregate principal amount of $5,312,052,000, of which

74 series in the aggregate principal amount of $2,402,037,000 are no longer outstanding; and

     The Indenture provides among other things that the Company, from time to time, in addition to the Bonds authorized to be executed, authenticated and delivered pursuant to other provisions therein, may execute and deliver additional Bonds to the Trustee and the Trustee shall thereupon authenticate and deliver such Bonds to or upon the order of the Company; and

     The Company has determined to create pursuant to the provisions of the Indenture two new series of Bonds designated, respectively, as "First Mortgage Bonds, Collateral Series A" (the "Bonds of Collateral Series A") and "First Mortgage Bonds, Collateral Series B" (the "Bonds of Collateral Series B"), each such series with the respective denominations, rates of interest, dates of maturity, redemption provisions and other provisions and agreements in respect thereof as in this Supplemental Indenture set forth; and

     The Bonds of Collateral Series A are to be delivered to the Revolver Agent Bank (hereinafter defined) to (i) provide for the payment of the Company's obligations to make payments to any person under the Guaranty of the Company and The Toledo Edison Company dated May 14, 1993 (such guaranty, as amended from time to time herein called the "Guaranty"), in favor of the Lenders party to the Credit Agreement dated as of May 14, 1993, as amended, among Centerior Energy Corporation and Centerior Service Company ("Obligors") and Citibank, N.A., as Agent, and the other banks named therein (such credit agreement, as amended from time to time, herein called the "Revolving Credit Agreement"), and (ii) to provide to such persons the benefits of the security provided for the Bonds of Collateral Series A. As used herein, the term "Lenders" shall refer collectively to all banks which are parties to the Revolving Credit Agreement and the term "Revolver Agent Bank" shall refer to the bank designated in the Revolving Credit Agreement as the party responsible for holding the Bonds of Collateral Series A as agent for the benefit of the Lenders.

     The Bonds of Collateral Series B are to be delivered to the LC Agent Bank (hereinafter defined) to (i) provide for the payment of the Company's obligations to make payments to any person under the Reimbursement Agreement dated as of June 29, 1995 among the Company, The Toledo Edison Company, Barclays Bank PLC, acting through its New York Branch, as Fronting Bank, Administrative Agent, Collateral Agent and Co-Agent, Union Bank, Society National Bank and Chemical Bank, as Co-Agents, and the participating banks named therein (such reimbursement agreement, as amended from time to time, herein called the "Reimbursement Agreement") and (ii) to provide to such persons the benefits of the security provided for the Bonds of Collateral Series B. As used herein, the term "Participating Banks" shall refer collectively to all banks which are parties to the Reimbursement Agreement and the term "LC Agent Bank" shall refer to the bank designated in the Reimbursement Agreement as the party responsible for holding the Bonds of Collateral Series B as agent for the benefit of the Participating Banks.

     The Company, in the exercise of the powers and authority conferred upon and reserved to it under the provisions of the Indenture, and pursuant to appropriate resolutions of the Board of Directors, has duly resolved and determined to make, execute and deliver to the Trustee this Supplemental Indenture in the form hereof for the purposes herein provided; and

     All conditions and requirements necessary to make this Supplemental Indenture a valid, binding and legal instrument have been done, performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized.

     NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

     That The Cleveland Electric Illuminating Company, in consideration of the premises and of the mutual covenants herein contained and of the sum of One Dollar ($1.00) to it duly paid by the Trustee at or before the ensealing and delivery of these presents and for other valuable considerations, the receipt whereof is hereby acknowledged, hereby covenants and agrees to and with the Trustee and its successors in the Trust under the Indenture, for the benefit of those who shall hold the Bonds and coupons, if any, issued and to be issued thereunder and under this Supplemental Indenture as hereinafter provided, as follows:

                                   ARTICLE I
                       CONFIRMATION OF 1940 MORTGAGE AND
                            SUPPLEMENTAL INDENTURES

     The 1940 Mortgage (as modified in Article V of the Supplemental Indenture dated December 1, 1947, Article V of the Supplemental Indenture dated May 1, 1954, Article V of the Supplemental Indenture dated March 1, 1958, Article V of the Supplemental Indenture dated January 15, 1969, Article III of the Supplemental Indenture dated November 23, 1976 and Article III of the Supplemental Indenture dated April 15, 1985) and the Supplemental

Indentures dated July 1, 1940, August 18, 1944, December 1, 1947, September 1, 1950, June 1, 1951, May 1, 1954, March 1, 1958, April 1, 1959, December 20,
1967, January 15, 1969, November 1, 1969, June 1, 1970, November 15, 1970, May
1, 1974, April 15, 1975, April 16, 1975, May 28, 1975, February 1, 1976,
November 23, 1976, July 26, 1977, September 27, 1977, May 1, 1978, September 1, 1979, April 1, 1980, April 15, 1980, May 28, 1980, June 9, 1980, December 1,
1980, July 28, 1981, August 1, 1981, March 1, 1982, July 15, 1982, September 1,
1982, November 1, 1982, November 15, 1982, May 24, 1983, May 1, 1954, May 23,
1984, June 27, 1984, September 4, 1984, November 14, 1984, November 15, 1984,
April 15, 1985, May 28, 1985, August 1, 1985, September 1, 1985, November 1,
1985, April 15, 1986, May 14, 1986, May 15, 1986, February 25, 1987, October 15,
1987, February 24, 1988, September 15, 1988, May 15, 1989, June 13, 1989,
October 15, 1989, January 1, 1990, June 1, 1990, August 1, 1990, May 1, 1991,
May 1, 1992, July 31, 1992, January 1, 1993, February 1, 1993, May 20, 1993,
June 1, 1993, September 15, 1994, May 1, 1995 and May 2, 1995, respectively, are hereby in all respects confirmed.

                                   ARTICLE II
               CREATION, PROVISIONS, REDEMPTION, PRINCIPAL AMOUNT
                    AND FORM OF BONDS OF COLLATERAL SERIES A

     SECTION 1. The Company hereby creates a new series of Bonds to be issued under and secured by the Indenture and to be designated as "First Mortgage Bonds, Collateral Rate Series A" of the Company and hereinabove and hereinafter called the "Bonds of Collateral Series A". The Bonds of Collateral Series A shall be limited to an aggregate principal amount of $50,000,000 but the aggregate principal amount thereof outstanding at any time shall not exceed such lesser amount as is equal to 40% of the aggregate amount from time to time of the Lenders' Commitments (as defined in the Revolving Credit Agreement). The Bonds of Collateral Series A shall be executed, authenticated and delivered in accordance with the provisions of, and shall in all respects be subject to, all of the terms, conditions and covenants of the Indenture.

     SECTION 2. The Bonds of Collateral Series A shall be dated the date of authentication, shall be payable in whole or in installments on such date or dates as the Company has any obligations under the Guaranty to make any payment to the Lenders, but not later than June 1, 2006, and shall bear interest from the time hereinafter provided at such rate per annum on each interest payment date (hereinafter defined) as shall cause the amount of interest payable on each interest payment date on the Bonds of Collateral Series A to equal 40% of the amount of interest and fees payable on such interest payment date under the Revolving Credit Agreement. Such interest shall be payable on the same dates as interest or fees are payable from time to time pursuant to the Revolving Credit Agreement (each such date herein called an "interest payment date"), until the maturity of the Bonds of Collateral Series A, or, in the case the Revolver Agent Bank shall demand redemption of any such Bonds, until the redemption date, or, in the case of any default by the Company in the payment of the principal due on any such Bonds, until the Company's obligation with respect to the payment of such principal shall be discharged as provided in the Indenture. The amount of interest and fees payable from time to time under the Revolving Credit Agreement, the basis on which such interest and fees are computed and the dates on which such interest and fees are payable are set forth in the Revolving Credit Agreement.

     Except as hereinafter provided, each Bond of Collateral Series A shall bear interest (a) from the interest payment date next preceding the date of such Bond to which interest has been paid, or (b) if the date of such Bond is an interest payment date to which interest has been paid, then from such date, or (c) if no interest has been paid thereon, then from the date of initial issue.

     SECTION 3. The Bonds of Collateral Series A shall be payable as to principal and interest at the same place or places as payments are required to be made by the Company under the Guaranty; and both principal and interest shall be payable in any coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts.

     SECTION 4. The Bonds of Collateral Series A shall be issued as one fully registered Bond in the denomination of $50,000,000.

     SECTION 5. In the manner and subject to the limitations provided in the Indenture, Bonds of Collateral Series A may be transferred only to a successor to the Revolver Agent Bank under the Revolving Credit Agreement, without charge, except for any tax or taxes or other governmental charges incident to such transfer or exchange, at the agency of the Company in the Borough of Manhattan, The City of New York.

     SECTION 6. The Bonds of Collateral Series A shall be registered in the name of the Revolver Agent Bank.

     SECTION 7. Any payment made in respect of the Company's obligations under the Guaranty or by the Obligors under the Revolving Credit Agreement shall be deemed a payment in respect of the Bonds of Collateral Series A, but such payment shall not reduce the principal amount of the Bonds of Collateral Series A unless the aggregate amount of the Lenders' Commitments is irrevocably reduced concurrently with such payment. In the event that all of the Company's obligations under the Guaranty and the obligations of the Obligors under the Revolving Credit Agreement have been discharged, the Bonds of Collateral Series A shall be deemed to be paid in full.

     SECTION 8. The Bonds of Collateral Series A shall be redeemable only to the extent provided in this Article II, subject to the provisions contained in the form of Bond of Collateral Series A.

     SECTION 9. The Bonds of Collateral Series A shall be redeemed by the Company in whole at any time prior to maturity at a redemption price of 100% of the principal amount to be redeemed, plus any accrued and unpaid interest to the redemption date and all other amounts payable by the Company under the Guaranty, but only if the Trustee shall receive a written demand from the Revolver Agent Bank for redemption of all Bonds of Collateral Series A held by the Revolver Agent Bank stating that an "Event of Default" under the Revolving Credit Agreement has occurred and is continuing and that payment of the principal amount outstanding under the Revolving Credit Agreement, all interest thereon and all other amounts payable thereunder are immediately due and payable and demanding payment thereof; provided, however, that the Bonds of Collateral Series A shall not be redeemed in the event that prior to the date of such redemption the Trustee shall have received a certificate of the Revolver Agent Bank (a) stating that there has been a waiver of such Event of Default or (b) withdrawing said written demand. The redemption of the Bonds of Collateral Series A shall be made forthwith upon receipt of such demand by the Company from the Majority Banks (as defined in the Revolving Credit Agreement), the Revolver Agent Bank on behalf of the Majority Banks, or the Trustee.

     SECTION 10. The form of the fully registered Bonds of Collateral Series A and of the Trustee's certificate of authentication thereon, shall be substantially as follows:

             [FORM OF FULLY REGISTERED BOND OF COLLATERAL SERIES A]

THIS BOND IS NOT TRANSFERABLE EXCEPT TO A SUCCESSOR AGENT BANK UNDER THE CREDIT
     AGREEMENT DATED AS OF MAY 14, 1993, AS AMENDED, AMONG CENTERIOR ENERGY CORPORATION AND CENTERIOR SERVICE COMPANY (COLLECTIVELY, THE "OBLIGORS") AND
 CITIBANK, N.A. AND THE BANKS NAMED THEREIN (SUCH CREDIT AGREEMENT, AS AMENDED
             FROM TIME TO TIME, THE "REVOLVING CREDIT AGREEMENT").

                  THE CLEVELAND ELECTRIC ILLUMINATING COMPANY
                Incorporated under the laws of the State of Ohio

                    FIRST MORTGAGE BOND, COLLATERAL SERIES A
No.                                                               $

     THE CLEVELAND ELECTRIC ILLUMINATING COMPANY, a corporation organized and existing under the laws of the State of Ohio (hereinafter called the "Company", which term shall include any successor corporation as defined in the Indenture hereinafter referred to), for value received, hereby promises to pay to
                                                        , or registered assigns,
the sum of Fifty Million Dollars ($50,000,000) or such lesser principal amount as is equal to 40% of the aggregate amount from time to time of the Lenders' Commitments (as defined in the Revolving Credit Agreement), in whole or in installments on such date or dates as the Company has any obligation to make payments under the Guaranty of the Company and The Toledo Edison Company dated May 14, 1993, as amended (the "Guaranty"), in favor of the Lenders (as defined in the Revolving Credit Agreement), but not later than June 1, 2006, in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts, and to pay interest on the unpaid principal amount hereof in like coin or currency from the time hereinafter provided at such rate per annum on each interest payment date (hereinafter defined) as shall cause the amount of interest payable on such interest payment date on the Bonds of Collateral Series A (hereinafter defined) to equal 40% of the amount of interest and fees payable on such interest payment date under the Revolving Credit Agreement. Such interest shall be payable on the same dates as interest or fees are payable from time to time pursuant to the Revolving Credit Agreement (each such date herein called an "interest payment date"), until the maturity of this Bond, or, if the Agent Bank shall demand redemption of this Bond, until the redemption date, or, if the Company shall default in the payment of the principal due on this Bond, until the Company's obligation with respect to the payment of such principal shall be discharged as provided in said Indenture. The amount of interest and fees payable from time to time under the Revolving Credit Agreement, the basis on which such interest and fees are computed and the dates on which such interest and fees are payable are set forth in the Revolving Credit Agreement.

     Except as hereinafter provided, this Bond shall bear interest (a) from the interest payment date next preceding the date of this Bond to which interest has been paid, or (b) if the date of this Bond is an interest payment date to which interest has been paid, then from such date, or (c) if no interest has been paid on this Bond, then from the date of initial issue.

     This Bond is one of the duly authorized Bonds of the Company (herein called the "Bonds"), all issued and to be issued under and equally secured by a Mortgage and Deed of Trust dated July 1, 1940, executed by the Company to Guaranty Trust Company of New York as Trustee under which The Chase Manhattan Bank (National Association) is successor trustee (herein called the "Trustee"), and all indentures supplemental thereto (said Mortgage as so supplemented herein called the "Indenture") to which reference is hereby made for a description of the properties mortgaged and pledged, the nature and extent of the security, the rights of the registered owner or owners of the Bonds and of the Trustee in respect thereof, and the terms and conditions upon which the Bonds are, and are to be, secured. The Bonds may be issued in series, for various principal sums, may mature at different times, may bear interest at different rates and may otherwise vary as in the Indenture provided. This Bond is the only Bond of a series designated as the First Mortgage Bonds, Collateral Series A (herein called the "Bonds of Collateral Series A") limited, except as otherwise provided in the Indenture, in aggregate principal amount to $50,000,000 but the aggregate principal amount hereof outstanding at any time shall not exceed such lesser amount as is equal to 40% of the aggregate amount of the Lenders' Commitments and is issued under and secured by the Indenture and described in the Seventy-First Supplemental Indenture dated June 1, 1995, between the Company and the Trustee (herein called the "Supplemental Indenture").

     The Bonds of Collateral Series A have been issued by the Company to the Agent Bank (i) to provide for the payment of the Company's obligations to make payments to any person under the Guaranty, and (ii) to provide to such persons the benefits of the security provided for the Bonds of Collateral Series A.

     As used herein, the term "Agent Bank" shall refer to the bank designated in the Revolving Credit Agreement as the party responsible for holding the Bonds of Collateral Series A as agent for the benefit of the Lenders. The Bonds of Collateral Series A have been delivered to the Agent Bank as agent for the benefit of the Lenders.

     Any payment made in respect of the Company's obligations under the Guaranty or by the Obligors under the Revolving Credit Agreement shall be deemed a payment in respect of the Bonds of Collateral Series A, but such payment shall not reduce the principal amount of the Bonds of Collateral Series A unless the aggregate amount of the Lenders' Commitments is irrevocably reduced concurrently with such payment. In the event that all of the Company's obligations under the Guaranty and the obligations of the Obligors under the Revolving Credit Agreement have been discharged, this Bond shall be deemed to have been paid in full and shall be surrendered to the Trustee for cancellation.

     The Bonds of Collateral Series A are subject to redemption prior to maturity at the demand of the Agent Bank as provided in Section 9 of Article II of the Supplemental Indenture at a redemption price of 100% of the principal amount to be redeemed and any accrued and unpaid interest and all other amounts payable by the Company under the Guaranty.

     To the extent permitted by and as provided in the Indenture, modifications or alterations of the Indenture, or of any indenture supplemental thereto, and of the rights and obligations of the Company and of the holders of the Bonds and coupons may be made with the consent of the Company by an affirmative vote of not less than 80% in principal amount of the Bonds entitled to vote then outstanding, at a meeting of Bondholders called and held as provided in the Indenture, and, in case one or more but less than all of the series of Bonds then outstanding under the Indenture are so affected, by an affirmative vote of not less than 80% in principal amount of the Bonds of any series entitled to vote then outstanding and affected by such modification or alteration; provided, however, that no such modification or alteration shall be made which will affect the terms of payment of the principal of or premium, if any, or interest on this Bond. In the Nineteenth Supplemental Indenture dated November 23, 1976 between the Company and the Trustee, the Company has modified the Indenture effective from and after the time when none of the Bonds of any series established prior to the execution of the Nineteenth Supplemental Indenture shall remain outstanding so as to change "80%" in the foregoing sentence to "60%" and to make certain other modifications of the

Indenture and has reserved the right to make certain other modifications of the Indenture without any vote, consent or other action by the holders of Bonds of any series established in the Nineteenth Supplemental Indenture or in any subsequent supplemental indenture.

     If an event of default, as defined in the Indenture, shall occur, the principal of all the Bonds at any such time outstanding under the Indenture may be declared or may become due and payable, upon the conditions and in the manner and with the effect provided in the Indenture. The Indenture provides that such declaration may in certain events be waived by the holders of a majority in principal amount of the Bonds outstanding.

     No recourse shall be had for the payment of the principal of or the interest or premium, if any, on this Bond, or for any claim based hereon or on the Indenture or any indenture supplemental thereto, against any incorporator, or against any stockholder, director or officer, past, present or future, of the Company, or of any predecessor or successor corporation, as such, either directly or through the Company or any such predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability, whether at common law, in equity, by any constitution or statute or otherwise, of incorporators, stockholders, directors or officers being released by every owner hereof by the acceptance of this Bond and as part of the consideration for the issue hereof, and being likewise released by the terms of the Indenture.

     This Bond shall not be entitled to any benefit under the Indenture or any indenture supplemental thereto, or become valid or obligatory for any purpose, until the Trustee under the Indenture, or a successor trustee thereto under the Indenture, shall have signed the form of certificate of authentication endorsed hereon.

     IN WITNESS WHEREOF, The Cleveland Electric Illuminating Company has caused this Bond to be signed in its name by its President or a Vice President and its corporate seal to be hereto affixed and attested by its Secretary or an Assistant Secretary.

Dated:
                       THE CLEVELAND ELECTRIC ILLUMINATING COMPANY

                       By ......................................................
                                              Vice President
ATTEST:

 ...........................
         Secretary

               [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

     This Bond is one of the Bonds of the series designated and described in the within-mentioned Indenture and Supplemental Indenture.

                      THE CHASE MANHATTAN BANK
                               (NATIONAL ASSOCIATION)
                                                                         Trustee

                       By.......................................................
                                          Authorized Officer

         [END OF FORM OF FULLY REGISTERED BOND OF COLLATERAL SERIES A]
                                  ARTICLE III

               CREATION, PROVISIONS, REDEMPTION, PRINCIPAL AMOUNT
                    AND FORM OF BONDS OF COLLATERAL SERIES B

     SECTION 1. The Company hereby creates a new series of Bonds to be issued under and secured by the Indenture and to be designated as "First Mortgage Bonds, Collateral Series B" of the Company and hereinabove and hereinafter called the "Bonds of Collateral Series B". The Bonds of Collateral Series B shall be executed, authenticated and delivered in accordance with the provisions of, and shall in all respects be subject to, all of the terms, conditions and covenants of the Indenture. The aggregate principal amount of Bonds of Collateral Series B shall not exceed $90,400,000 but the aggregate principal amount thereof outstanding at any time shall not exceed such lesser amount as is equal to 40% of the sum of (a) the Maximum Available Credit Amount (as defined in the Reimbursement Agreement) from time to time of the Letters of

Credit (as defined in its Reimbursement Agreement) plus (b) the aggregate principal amount of Letter of Credit drawings and Advances (as defined in the Reimbursement Agreement) outstanding from time to time under the Reimbursement Agreement minus (c) the amount, if any, of cash collateral held by the LC Agent Bank under the Reimbursement Agreement ("LC Cash Collateral").

     SECTION 2. The Bonds of Collateral Series B shall be dated the date of authentication, shall be payable in whole or in installments on such date or dates as the Company has any obligations to (i) reimburse the Fronting Bank (as defined in the Reimbursement Agreement) for any amounts paid by the Fronting Bank under a Letter of Credit, or (ii) repay any Advance, but not later than June 1, 2017, and shall bear interest from the time hereinafter provided at such rate per annum on each interest payment date (hereinafter defined) as shall cause the amount of interest payable on such interest payment date on the Bonds of Collateral Series B to equal 40% of the amount of interest and fees payable on such interest payment date under the Reimbursement Agreement multiplied by a fraction, the numerator of which is the aggregate principal amount of Bonds of Collateral Series B then outstanding and the denominator of which is such aggregate principal amount plus 40% of the amount, if any, of LC Cash Collateral. Such interest shall be payable on the same dates as interest or fees are payable from time to time pursuant to the Reimbursement Agreement (each such date herein called an "interest payment date"), until the maturity of the Bonds of Collateral Series B, or, in the case the LC Agent Bank shall demand redemption of any such Bonds, until the redemption date, or, in the case of any default by the Company in the payment of the principal due on any such Bonds, until the Company's obligation with respect to the payment of such principal shall be discharged as provided in the Indenture. The amount of interest and fees payable from time to time under the Reimbursement Agreement, the basis on which such interest is computed and the dates on which such interest and fees are payable are set forth in the Reimbursement Agreement.

     Except as hereinafter provided, each Bond of Collateral Series B shall bear interest (a) from the interest payment date next preceding the date of such Bond to which interest has been paid, or (b) if the date of such Bond is an interest payment date to which interest has been paid, then from such date, or (c) if no interest has been paid thereon, then from the date of initial issue.

     SECTION 3. The Bonds of Collateral Series B shall be payable as to principal and interest at the same place or places as payments are required to be made by the Company under the Reimbursement Agreement; and both principal and interest shall be payable in any coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts.

     SECTION 4. The Bonds of Collateral Series B shall be issued as one fully registered Bond in the denomination of $90,400,000.

     SECTION 5. In the manner and subject to the limitations provided in the Indenture, Bonds of Collateral Series B may be transferred only to a successor to the LC Agent Bank under the Reimbursement Agreement without charge, except for any tax or taxes or other governmental charges incident to such transfer or exchange, at the agency of the Company in the Borough of Manhattan, The City of New York.

     SECTION 6. The Bonds of Collateral Series B shall be registered in the name of the LC Agent Bank.

     SECTION 7. Any payment made in respect of the Company's obligations under the Reimbursement Agreement shall be deemed a payment in respect of the Bonds of Collateral Series B, but such payment shall not reduce the principal amount of the Bonds of Collateral Series B unless the sum of (a) the Maximum Available Credit Amount of the Letters of Credit plus (b) the aggregate principal amount of Letter of Credit drawings and Advances then outstanding under the Reimbursement Agreement is irrevocably reduced concurrently with such payment. In the event that all of the Company's obligations under the Reimbursement Agreement have been discharged, the Bonds of Collateral Series B shall be deemed to be paid in full.

     SECTION 8. The Bonds of Collateral Series B shall be redeemable only to the extent provided in this Article III, subject to the provisions contained in the form of Bond of Collateral Series B.

     SECTION 9. The Bonds of Collateral Series B shall be redeemed by the Company in whole at any time prior to maturity at a redemption price of 100% of the principal amount to be redeemed, plus any accrued and unpaid interest to the redemption date, but only if the Trustee shall receive a written demand from the LC Agent Bank for redemption of all Bonds of Collateral Series B held by the LC Agent Bank stating that a "Reimbursement Event of Default" under the Reimbursement Agreement has occurred and is continuing and that payment of the Advances and all other principal amounts outstanding under the Reimbursement Agreement, all interest thereon and all other amounts payable thereunder are due and payable within two Business Days (as defined in the Reimbursement Agreement) after demand therefor by the Required Banks (as defined in the Reimbursement Agreement) or are then due and payable; provided, however, that the Bonds of Collateral Series B shall not be redeemed in the event that prior to the date of such redemption the Trustee shall have received a certificate of the LC Agent Bank (a) stating that there has been a waiver of such Reimbursement Event of Default or (b) withdrawing said written demand. The redemption of the Bonds of Collateral Series B shall be made forthwith upon receipt of such demand by the Company from the Required Banks, the LC Agent Bank on behalf of the Required Banks, or the Trustee.

     SECTION 10. The form of the fully registered Bonds of Collateral Series B and of the Trustee's certificate of authentication thereon, shall be substantially as follows:

             [FORM OF FULLY REGISTERED BOND OF COLLATERAL SERIES B]

    THIS BOND IS NOT TRANSFERABLE EXCEPT TO A SUCCESSOR AGENT BANK UNDER THE REIMBURSEMENT AGREEMENT DATED AS OF JUNE 29, 1995 AMONG THE COMPANY AND THE
 TOLEDO EDISON COMPANY AND BARCLAYS BANK PLC, UNION BANK, SOCIETY NATIONAL BANK
    AND CHEMICAL BANK AND THE OTHER BANKS NAMED THEREIN (SUCH REIMBURSEMENT AGREEMENT, AS AMENDED FROM TIME TO TIME, THE "REIMBURSEMENT AGREEMENT").

                  THE CLEVELAND ELECTRIC ILLUMINATING COMPANY
                Incorporated under the laws of the State of Ohio
                    FIRST MORTGAGE BOND, COLLATERAL SERIES B

NO.                                                               $

     THE CLEVELAND ELECTRIC ILLUMINATING COMPANY, a corporation organized and existing under the laws of the State of Ohio (hereinafter called the "Company", which term shall include any successor corporation as defined in the Indenture hereinafter referred to), for value received, hereby promises to pay to
, or registered assigns,
the sum of Ninety Million, Four Hundred Thousand Dollars ($90,400,000) or such lesser amount as is equal to 40% of the sum of (a) the Maximum Available Credit Amount (as defined in the Reimbursement Agreement) from time to time of the Letters of Credit (as defined in the Reimbursement Agreement) plus (b) the aggregate principal amount of Letter of Credit drawings and Advances (as defined in the Reimbursement Agreement) outstanding from time to time under the Reimbursement Agreement minus (c) the amount, if any, of cash collateral held by the Agent Bank (hereinafter defined) under the Reimbursement Agreement ("Cash Collateral"), in whole or in installments on such date or dates as the Company has any obligation to (i) reimburse the Fronting Bank (as defined in the Reimbursement Agreement) for any amounts paid by the Fronting Bank under a Letter of Credit, or (ii) repay any Advances, but not later than June 1, 2017, at the same place or places as such reimbursement and repayment obligations are payable, in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts, and to pay interest on the unpaid principal amount hereof in like coin or currency from the time hereinafter provided at such rate per annum on each interest payment date (hereinafter defined) as shall cause the amount of interest payable on such interest payment date on the Bonds of Collateral Series B (hereinafter defined) to equal 40% of the amount of interest and fees payable on such interest payment date under the Reimbursement Agreement multiplied by a fraction, the numerator of which is the aggregate principal amount of Bonds of Collateral Series B then outstanding and the denominator of which is such aggregate principal amount plus 40% of the amount, if any, of Cash Collateral. Such interest shall be payable on the same dates as interest or fees are payable from time to time pursuant to the Reimbursement Agreement (each such date herein called an "interest payment date"), until the maturity of this Bond, or, if the Agent Bank shall demand redemption of this Bond, until the redemption date, or, if the Company shall default in the payment of the principal due on this Bond, until the Company's obligation with respect to the payment of such principal shall be discharged as provided in said Indenture. The amount of interest and fees payable from time to time under the Reimbursement Agreement, the basis on which such interest and fees are computed and the dates on which such interest and fees are payable are set forth in the Reimbursement Agreement.

     Except as hereinafter provided, this Bond shall bear interest (a) from the interest payment date next preceding the date of this Bond to which interest has been paid, or (b) if the date of this Bond is an interest payment date to which interest has been paid, then from such date, or (c) if no interest has been paid on this Bond, then from the date of initial issue.

     This Bond is one of the duly authorized Bonds of the Company (herein called the "Bonds"), all issued and to be issued under and equally secured by a Mortgage and Deed of Trust dated July 1, 1940, executed by the Company to Guaranty Trust Company of New York as Trustee under which The Chase Manhattan Bank (National Association) is successor trustee (herein called the "Trustee"), and all indentures supplemental thereto (said Mortgage as so supplemented herein called the "Indenture") to which reference is hereby made for a description of the properties mortgaged and pledged, the nature and extent of the security, the rights of the registered owner or owners of the Bonds and of the Trustee in respect thereof, and the terms and conditions upon which the Bonds are, and are to be, secured. The Bonds may be issued in series, for various principal sums, may mature at different times, may bear interest at different rates and may otherwise vary as in the Indenture provided. This Bond is the only Bond of a series designated as the First Mortgage Bonds, Collateral Series B (herein called the "Bonds of Collateral Series B") limited, except as otherwise provided in the Indenture, in aggregate principal amount to $90,400,000, but the aggregate principal amount hereof outstanding at any time shall not exceed such lesser amount as is equal to 40% of the sum of (a) the Maximum Available Credit Amount from time to time of the Letters of Credit plus (b) the aggregate principal amount of Letter of Credit drawings and Advances outstanding from time to time under the Reimbursement Agreement minus (c) the amount, if any, of Cash Collateral, and is issued under and secured by the Indenture and described in the Seventy-First Supplemental Indenture dated June 1, 1995, between the Company and the Trustee (herein called the "Supplemental Indenture").

     The Bonds of Collateral Series B have been issued by the Company to the Agent Bank (i) to provide for the payment of the Company's obligations to make payments to any person under the Reimbursement Agreement and (ii) to provide to such persons the benefits of the security provided for the Bonds of Collateral Series B.

     As used herein, the term "Agent Bank" shall refer to the bank designated in the Reimbursement Agreement as the party responsible for holding the Bonds of Collateral Series B as agent for the benefit of the Participating Banks

(as defined in the Reimbursement Agreement). The Bonds of Collateral Series B have been delivered to the Agent Bank as agent for the benefit of the Participating Banks.

     Any payment made in respect of the Company's obligations under the Reimbursement Agreement shall be deemed a payment in respect of the Bonds of Collateral Series B, but such payment shall not reduce the principal amount of the Bonds of Collateral Series B unless the sum of (a) the Maximum Available Credit Amount of the Letters of Credit plus (b) the aggregate principal amount of Letter of Credit drawings and Advances then outstanding under the Reimbursement Agreement is irrevocably reduced concurrently with such payment. In the event that all of the Company's obligations under the Reimbursement Agreement have been discharged, this Bond shall be deemed paid in full and shall be surrendered to the Trustee for cancellation.

     The Bonds of Collateral Series B are subject to redemption prior to maturity as provided in Section 9 of Article III of the Supplemental Indenture at a redemption price of 100% of the principal amount to be redeemed, any accrued and unpaid interest and all other amounts payable by the Company under the Reimbursement Agreement.

     To the extent permitted by and as provided in the Indenture, modifications or alterations of the Indenture, or of any indenture supplemental thereto, and of the rights and obligations of the Company and of the holders of the Bonds and coupons may be made with the consent of the Company by an affirmative vote of not less than 80% in principal amount of the Bonds entitled to vote then outstanding, at a meeting of Bondholders called and held as provided in the Indenture, and, in case one or more but less than all of the series of Bonds then outstanding under the Indenture are so affected, by an affirmative vote of not less than 80% in principal amount of the Bonds of any series entitled to vote then outstanding and affected by such modification or alteration; provided, however, that no such modification or alteration shall be made which will affect the terms of payment of the principal of or premium, if any, or interest on this Bond. In the Nineteenth Supplemental Indenture dated November 23, 1976 between the Company and the Trustee, the Company has modified the Indenture effective from and after the time when none of the Bonds of any series established prior to the execution of the Nineteenth Supplemental Indenture shall remain outstanding so as to change "80%" in the foregoing sentence to "60%" and to make certain other modifications of the Indenture and has reserved the right to make certain other modifications of the Indenture without any vote, consent or other action by the holders of Bonds of any series established in the Nineteenth Supplemental Indenture or in any subsequent supplemental indenture.

     If an event of default, as defined in the Indenture, shall occur, the principal of all the Bonds at any such time outstanding under the Indenture may be declared or may become due and payable, upon the conditions and in the manner and with the effect provided in the Indenture. The Indenture provides that such declaration may in certain events be waived by the holders of a majority in principal amount of the Bonds outstanding.

     No recourse shall be had for the payment of the principal of or the interest or premium, if any, on this Bond, or for any claim based hereon or on the Indenture or any indenture supplemental thereto, against any incorporator, or against any stockholder, director or officer, past, present or future, of the Company, or of any predecessor or successor corporation, as such, either directly or through the Company or any such predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability, whether at common law, in equity, by any constitution or statute or otherwise, of incorporators, stockholders, directors or officers being released by every owner hereof by the acceptance of this Bond and as part of the consideration for the issue hereof, and being likewise released by the terms of the Indenture.

     This Bond shall not be entitled to any benefit under the Indenture or any indenture supplemental thereto, or become valid or obligatory for any purpose, until the Trustee under the Indenture, or a successor trustee thereto under the Indenture, shall have signed the form of certificate of authentication endorsed hereon.

     IN WITNESS WHEREOF, The Cleveland Electric Illuminating Company has caused this Bond to be signed in its name by its President or a Vice President and its corporate seal to be hereto affixed and attested by its Secretary or an Assistant Secretary.

Dated:

                       THE CLEVELAND ELECTRIC ILLUMINATING COMPANY

                       By ......................................................
                                              Vice President

Attest:

 ...........................
         Secretary

               [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

     This Bond is one of the Bonds of the series designated and described in the within-mentioned Indenture and Supplemental Indenture.

                      THE CHASE MANHATTAN BANK
                               (NATIONAL ASSOCIATION)

                                                                         Trustee

                       By.......................................................
                                          Authorized Officer

         [END OF FORM OF FULLY REGISTERED BOND OF COLLATERAL SERIES B]

                                   ARTICLE IV

                                  THE TRUSTEE

     SECTION 1. The Trustee hereby accepts the trusts hereby declared and provided upon the terms and conditions in the Indenture set forth and upon the terms and conditions set forth in this Article IV.

     SECTION 2. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or the due execution hereof by the Company or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. In general, each and every term and condition contained in Article XIII of the Indenture shall apply to this Supplemental Indenture with the same force and effect as if the same were herein set forth in full, with such omissions, variations and modifications thereof as may be appropriate.

     SECTION 3. For purposes of this Supplemental Indenture (a) the Trustee may conclusively rely and shall be protected in acting upon the written demand from, or certificate of, the Revolver Agent Bank, the LC Agent Bank, or any officers' certificate or opinion of counsel, as to the truth of the statements and the correctness of the opinions expressed therein, without independent investigation or verification thereof, subject to Article XIII of the Indenture and (b) a written demand from, or certificate of, the Revolver Agent Bank or the LC Agent Bank shall mean a written demand or certificate executed by the president, any vice president or any authorized officer of the Revolver Agent Bank or the LC Agent Bank, respectively.

                                   ARTICLE V

                            MISCELLANEOUS PROVISIONS

     This Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original; but such counterparts shall together constitute but one and the same instrument.

                                   EXECUTION

     IN WITNESS WHEREOF, said The Cleveland Electric Illuminating Company has caused this Supplemental Indenture to be executed on its behalf by its President or one of its Vice Presidents and its corporate seal to be hereto affixed and said seal and this Supplemental Indenture to be attested by its Secretary or an Assistant Secretary, and said The Chase Manhattan Bank (National Association), in evidence of its acceptance of the trust hereby created, has caused this Supplemental Indenture to be executed on its behalf by one of its Vice Presidents or one of its Trust Officers and its corporate seal to be hereto affixed and said seal and this Supplemental Indenture to be attested by one of its Assistant Trust Officers or Assistant Secretaries, all as of the day and year first above written.

                        THE CLEVELAND ELECTRIC ILLUMINATING COMPANY

                        By                      G.R. LEIDICH
                                               Vice President
Attest:         J.T. PERCIO
                Secretary

Signed, sealed and acknowledged by
The Cleveland Electric Illuminating Company in the presence of

          PATRICIA BARKEY
-----------------------------------
Patricia A. Barkey
         SONDRA Y. CLARKE
-----------------------------------
Sondra Y. Clarke
           As witnesses
[SEAL]

                                                THE CHASE MANHATTAN BANK
                                                 (NATIONAL ASSOCIATION)

                                        By             VALERIE DUNBAR
                                                   Second Vice President

Attest:           SAM SCHWARTZMAN
               Assistant Secretary
Signed, sealed and acknowledged by
         The Chase Manhattan Bank
          (National Association)
In the presence of

        LYNN M. FITZPATRICK
-----------------------------------
Lynn M. Fitzpatrick

         DONNA FITZSIMMONS
-----------------------------------
Donna Fitzsimmons
           As witnesses
                                                   [SEAL]

STATE OF OHIO        )
COUNTY OF CUYAHOGA   )  ss:

     On this      day of June, 1995, before me personally appeared GARY R.
LEIDICH and J. T. PERCIO to me personally known, who being by me severally duly sworn, did say that they are a Vice President and Secretary, respectively, of The Cleveland Electric Illuminating Company, that the seal affixed to the foregoing instrument is the corporate seal of said corporation and that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors; and said officers severally acknowledged said instrument to be the free act and deed of said corporation.

                                                       SONDRA Y. CLARKE
                                                      SONDRA Y. CLARKE
                                                Notary Public, State of Ohio
                                                  Recorded in Cuyahoga Cty.
                                                      My Comm. Expires
[SEAL]                                                November 25, 1998

STATE OF NEW YORK    )
COUNTY OF NEW YORK   ) ss:

     On this      day of June, 1995, before me personally appeared VALERIE
DUNBAR and SAM SCHWARTZMAN to me personally known, who being by me severally duly sworn, did say that they are a Second Vice President and Assistant Secretary, respectively, of The Chase Manhattan Bank (National Association), that the seal affixed to the foregoing instrument is the corporate seal of said corporation and that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors; and said officers severally acknowledged said instrument to be the free act and deed of said corporation.

                                                      MARGARET M. PRICE
                                                        Notary Public
                                              Notary Public, State of New York
                                                       No. 24-4980599
                                                  Qualified in Kings County
[SEAL]                                        Commission Expires April 22, 1997

This instrument prepared by Kevin P. Murphy, attorney at law.

     This page contains information as to recording and filing which was not set forth in this Supplemental Indenture at the time of execution. This page is not a part of this Supplemental Indenture.

                           RECORDING AND FILING DATA

     This Supplemental Indenture was filed for record and recorded in the record of mortgages in the offices of the Recorders of the following Counties:

     COUNTY         VOLUME           PAGE             FILED FOR RECORD
------------------------------- --------------- -----------------------------
Ohio
  Ashtabula               82          1934      June 29, 1995
  Cuyahoga          95-05101            51      June 29, 1995
  Erie                   227           572      June 29, 1995
  Geauga                1019           759      June 29, 1995
  Lake                  1131           311      June 29, 1995
  Lorain                1104           759      June 29, 1995
  Ottawa                 456           871      June 29, 1995
  Portage                 35            51      June 29, 1995
  Stark            Instrument No. 95028581      June 29, 1995
  Summit                1956           134      June 29, 1995
  Trumbull               941           961      June 29, 1995
Pennsylvania
  Warren                 612           258      June 29, 1995
  Beaver                1374           722      June 29, 1995

     An amendment to a previously filed financing statement and a counterpart of this Supplemental Indenture were filed in the office of the Secretary of the Commonwealth of Pennsylvania on June 29, 1995 under original file number 13451763, microfilm number 24430561, to comply with the filing requirements of the Pennsylvania enactment of the Uniform Commercial Code.